Exhibit 10.4

AMENDMENT
TO
LONGSTREET PROPERTY OPTION AGREEMENT

This Property Option Agreement Amendment (the “Amendment”) is executed this 10th day of December. 2014 by and between MinQuest, Inc., a Nevada corporation (“MinQuest”) and Star Gold Corp., a Nevada corporation (“Star Gold”) (each a “Party” and together the “Parties”).

RECITALS

A.
MinQuest and Star Gold entered into a Property Option Agreement (the “Option Agreement”), dated January 15, 2010, for the property referred to in the Option Agreement as the “Longstreet Property” (the “Property”);

B.
Section 4 of the Option Agreement requires Star Gold to incur certain levels of Expenditures on the Property, make certain cash payments to MinQuest and issue to MinQuest certain numbers of options to purchase Star Gold common stock (the “Options”), according to the schedules set forth therein;

C.	The Parties now desire to amend the Option Agreement to adjust the timing and amounts of the required Expenditures, cash payments and option grants required by Section 4 of the Option Agreement.

NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties set forth in this Amendment, the Parties hereby covenant, agree, represent and warrant as follows.

AGREEMENT

1.	DEFINITIONS.

All capitalized terms not defined in this Amendment shall have the meaning ascribed to those terms in the Purchase Agreement.

2.	AMENDMENTS.

Section 4 of the Option Agreement shall be amended to provide for the following schedule for Star Gold to incur the listed Expenditures, make the listed cash payments and grant the listed Options to MinQuest:

(a)	Between January 16, 2014 and January 16, 2015 Star Gold shall:

(i)	incur Expenditures on the Property (including any surplus Expenditures incurred prior to January 15, 2014) of five hundred fifty thousand and no/100 dollars ($550,000.00); and

(ii)	make cash payments to MinQuest (independent of any required cash payments made prior to January 15, 2014) totaling fifty six thousand and no/100 dollars ($56,000.00); and

(iii)
grant MinQuest twenty five thousand (25,000) Options (independent of any Options previously granted) with an exercise price equal to the five (5) day VWAP of Star Gold’s common stock ending on the day the Options are granted (hereafter the “Fair Market Price”).

(b)	Between January 17, 2015 and January 16, 2016 Star Gold shall:

(i)	incur Expenditures on the Property (including any surplus Expenditures incurred prior to January 17, 2015) of one hundred thousand and no/100 dollars ($100,000.00); and

(ii)	make cash payments to MinQuest (independent of any required cash payments made prior to January 17, 2015) totaling fifty six thousand and no/100 dollars ($56,000.00); and

(iii)	grant MinQuest twenty five thousand (25,000) Options (independent of any Options previously granted) to be exercised at the Fair Market Price.

(c)	Between January 17, 2016 and January 16, 2017 Star Gold shall:

(i)	incur Expenditures on the Property (including any surplus Expenditures incurred prior to January 17, 2016) of one hundred fifty thousand and no/100 dollars ($150,000.00); and

(ii)	make cash payments to MinQuest (independent of any required cash payments made prior to January 17, 2016) totaling fifty six thousand and no/100 dollars ($56,000.00); and

(iii)	grant MinQuest twenty five thousand (25,000) Options (independent of any Options previously granted) to be exercised at the Fair Market Price.

(d)	Between January 17, 2017 and January 16, 2018 Star Gold shall:

(i)	incur Expenditures on the Property (including any surplus Expenditures incurred prior to January 17, 2017) of three hundred thousand and no/100 dollars ($300,000.00); and

(ii)	make cash payments to MinQuest (independent of any required cash payments made prior to January 17, 2017) totaling forty thousand and no/100 dollars ($40,000.00); and

(iii)	grant MinQuest forty thousand (40,000) Options (independent of any Options previously granted) to be exercised at the Fair Market Price.

(e)	Between January 17, 2018 and January 16, 2019 Star Gold shall:

(i)	incur Expenditures on the Properly (including any surplus Expenditures incurred prior to January 17, 2018) of five hundred thousand and no/100 dollars ($500,000.00); and

(ii)	make cash payments to MinQuest (independent of any required cash payments made prior to January 17, 2018) totaling forty five thousand and no/100 dollars ($45,000.00); and

(iii)	grant MinQuest forty five thousand (45,000) Options (independent of any Options previously granted) to be exercised at the Fair Market Price.

(f)	Between January 17, 2019 and January 16, 2020 Star Gold shall:

(i)	incur Expenditures on the Property (including any surplus Expenditures incurred prior to January 17, 2019) of seven hundred thousand and no/100 dollars ($700,000.00); and

(ii)	make cash payments to MinQuest (independent of any required cash payments made prior to January 17, 2019) totaling fifty thousand and no/100 dollars ($50,000.00); and

(iii)	grant MinQuest fifty thousand (50,000) Options (independent of any Options previously granted) to be exercised at the Fair Market Price.

3.	MISCELLANEOUS.

3.1       No Third Parties Benefited. This Amendment is between and for the sole benefit of Star Gold and MinQuest and their successors and assigns, and creates no rights whatsoever in favor of any other person or entity and no other person or entity will have any rights to rely hereon.

3.2       Notices. All notices or other written communications hereunder will be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt of an electronic confirmation thereof, (ii) one Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Star Gold:	Attn: Kelly J. Stopher 611 E. Sherman Avenue Coeur d’ Alene, ID 83814 Phone: (208) 664-5066 Fax: (208) 765-8520

With a copy to:	Parsons/Burnett/Bjordahl/Hume, LLP Attn: Robert J. Burnett 505 W. Riverside Avenue, Suite 500 Spokane, Washington 99201 Phone: (509) 252-5066 Fax: (509) 252-5067

If to MinQuest:	Attn: Richard Kern MinQuest Inc 4235 Christy Way, Reno 89519 Phone: (775) 746-4471 Fax: (775) 746-0938

With a copy to:	________________________
________________________
Phone: (__) ______________
Fax: (__)_________________

3.3       Additional Documents. Each Party shall execute such additional documents as may reasonably be requested by the other Party to effectuate the provisions of this Amendment.

3.4       Assignment. No Party may assign its rights or obligations under this Amendment without the prior written consent of the other Party. Any purported assignment without the other Party’s prior written consent will be void ab initio.

3.5       Authorization; Binding Effect. Each Party represents to the other that its execution of this Amendment has been authorized by all necessary corporate action and that this Amendment constitutes a binding obligation of such Party. Each individual who executes this Amendment on behalf of a Party represents to all Parties that he or she is authorized to do so. This Amendment will bind each Party’s successors and permitted assigns.

3.6       Attorneys’ Fees. If a Party is in default under this Amendment the other Party will have the right, at the expense of the defaulting Party, to retain an attorney to make demand, enforce remedies, or otherwise protect or enforce the rights of the non-defaulting Party. A Party in default shall pay all attorneys’ fees and costs so incurred.

3.7       Consents and Approvals. Unless specifically stated to the contrary in this Amendment (i.e., by stating that a Party’s consent or approval may be granted or withheld in its sole discretion), whenever any provision of this Amendment requires a Party to provide its consent or approval, such Party will not unreasonably condition, withhold or delay such consent or approval, provided that the Party seeking the consent is not in default under the Agreement.

3.8       Consent Required to Amend or Waive. No amendment or modification of any provision of this Amendment will be effective unless made in writing and signed by each of the Parties.

3.9       Counterparts. This Amendment may be executed in counterparts each of which will be deemed an original, and such counterparts when taken together shall constitute but one agreement.

3.10     Entire Agreement. This Amendment sets forth the entire understanding of the Parties with respect to the subject matter of this Amendment and supersedes all prior agreements and understandings between the Parties regarding the subject matter of this Amendment. No other amendments to the Option Agreement are contemplated or intended by this Amendment except such other amendments as may be required to carry out the specific terms and intent of this Amendment.

3.11       Governing Law; Consent to Jurisdiction. This Amendment and its interpretation and enforcement are governed by the laws of the state of Nevada. Each Party agrees that venue for any dispute arising out of or in connection with this Amendment will be in Mineral County, Nevada and each Party waives any objections it may now or hereafter have regarding such venue.

3.12       No Waiver. No waiver by any Party of any right or default under this Amendment will be effective unless in writing and signed by the waiving Party. No such waiver will be deemed to extend to any prior or subsequent right or default or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

3.13       Relationship of the Panics. The relationship of the Parties is strictly one of Optionor and Optionee. This Amendment is neither intended to, nor will it be construed as, an agreement to create a joint venture, partnership, or other form of business association between the Parties.

3.14       Severability. If for any reason any provision of this Amendment is determined by a tribunal of competent jurisdiction to be legally invalid or unenforceable, the validity of the remainder of the Amendment will not be affected and such provision will be deemed modified to the minimum extent necessary to make such provision consistent with applicable law and. in its modified form, such provision will then be enforceable and enforced.

3.15       Terminology. Unless specifically indicated to the contrary: (i) wherever from the context it appears appropriate, each term stated in either the singular or the plural will include the plural and the masculine gender will include the feminine and neuter genders; (ii) the term “or” is not exclusive; (iii) the term “including” (or any form thereof) will not be limiting or exclusive; (iv) the words “Amendment,” “herein,” “hereof,” “hereunder,” or other words of similar import refer to this Amendment as a whole, including exhibits and schedules (if any), as the same may be modified, amended or supplanted. The headings in this Amendment have no independent meaning.

3.16       Disclaimer—Preparation of Amendment. This Amendment was originally prepared by counsel for Star Gold. The Parties agree, however, that this fact shall not create any presumption in favor or against any Party in respect of the interpretation or enforcement of this Amendment. Each other Party is advised to have this Amendment reviewed by independent legal and tax counsel prior to its execution. By executing this Amendment each such Party represents (i) that it has read and understands this Amendment, (ii) that it has had the opportunity to obtain independent legal and tax advice regarding this Amendment and (iii) that it has obtained such independent advice or has freely elected not to do so.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first written above.

STAR GOLD CORP.		MINQUEST, INC.

BY:		BY:
	David Segelov, President and CEO		Richard Kern, President